                                                              EXHIBIT 10(b)(12)



                                AMENDMENT NO. 16

                                     TO THE

                              UPS RETIREMENT PLAN

                   (As Amended and Restated January 1, 1976)


             WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability or death, effective as of September 1, 1961; and

             WHEREAS, the Plan was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

             WHEREAS, the Plan has been amended further since January 1, 1976, the most recent being Amendment No. 15, executed August 13, 1992; and

             WHEREAS, it is desired to amend the Plan further (i) to revise in their entirety the Plan's disability benefit provisions; and (ii) to provide to distributees of eligible rollover distributions from this Plan the option of transferring such distributions directly to another eligible retirement plan;

             NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the Plan is hereby amended as follows, effective January 1, 1993:





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             1.  Section 4.4(a) is amended by adding the words "or Total
Disability" immediately following the words "if (i) his employment is terminated other than by reason of death. . ."

             2. Sections 4.5, 4.6 and 4.7 of the Plan are revised in their entirety to read as follows:

             Section 4.5  Disability Benefit.

                    (a) Eligibility. Each Participant in this Plan with at least one Hour of Service as an Employee on or after January 1, 1993, other than a Participant whose terms and conditions of employment are governed by a collective bargaining agreement unless said agreement specifically provides for the Disability Benefit described herein, shall, in the event of his or her termination of employment by reason of Total Disability following five (5) or more Years of Service, be eligible for the Disability Benefit described in this Section 4.5. Any Participant not described in the preceding sentence whose employment is terminated by reason of Total Disability after completion of ten (10) or more Years of Service but prior to his or her Early Retirement Date shall be eligible for the Supplemental Disability Income Benefit described in Section 4.7.

                    (b)  In General.  In the event that a Participant with five
             (5) or more Years of Service terminates employment prior to his or her Normal Retirement Date by reason of his or her Total Disability as defined in Section 4.6, he or she may elect to receive a Disability Benefit in a monthly amount determined under subsection 5.4(a) commencing on his or her Disability Date and continuing for his or her Period of Disability as defined in subsection 4.5(d).

                    (c) Disability Date. A Participant's Disability Date shall be the first day of any month following the date which is six (6) months following the Participant's cessation of work with an Employer Company as the re-





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             sult of Total Disability; provided, however, that a Participant's
             Disability Date shall not be earlier than the date on which the Participant's salary or wage continuation or other temporary disability benefit from the Employer Company ends.
             Notwithstanding the foregoing, the Committee may provide nondiscriminatory rules by which a Participant's Disability Date may be prior to six months following the Participant's cessation of work due to Total Disability, provided that he or she is not then receiving salary or wage continuation payments or temporary disability benefits from the Employer Company.

                    (d) Period of Disability. A Participant's Period of Disability shall begin on his or her Disability Date and shall end when any one of the following occurs:

                           (1)  The Participant ceases to be
             Totally Disabled or dies;

                           (2) The Participant attains his or her Normal Retirement Date;

                           (3) The Participant begins working in any gainful occupation for which the Participant is fitted by his or her education, training or experience, or for which he or she could reasonably become fitted (work at a rehabilitation program, as approved by the Committee, will not count as work in any reasonable occupation);

                           (4) The Participant is no longer under the care of a physician; or

                           (5)  The Participant does not furnish to the
             Committee upon request the latest proof of his or her continuing Total Disability, or refuses to be examined by a physician designated by the Committee for the purpose of determining whether he or she continues to be Totally Disabled.

                    (e)    Coordination and Transitional Rules.
             Notwithstanding any provision of this Plan to the contrary, no Disability Benefit shall be paid for any period of time during which the Participant is receiving benefits under any short-term or long-term disability plan or similar program sponsored by an Employer Company or to which the Employer





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             Company contributes.  In the case of a Participant who had, as of
             January 1, 1993, been receiving long-term disability benefits under the UPS Long-Term Disability Plan ("LTD Plan"), he or she shall, effective as of such date, commence to receive the Disability Benefit described herein; provided however, (1) that he or she, at such time and thereafter, remains Totally Disabled and otherwise eligible for a Disability Benefit from this Plan, and
             (2) the amount of the Participant's monthly long-term disability benefit from the LTD Plan is reduced by the amount of the monthly Disability Benefit payable for the same time period.

             Section 4.6  Total Disability.


                    (a) In General. A Participant shall be considered Totally Disabled if he or she is unable to work, as described below, as the result of a medically-determinable physical or mental impairment, which requires the Participant to be under the care of a physician (a "Total Disability"). During the first 24 months that a Participant is Totally Disabled, he or she will be considered unable to work if he or she cannot work at the same type of occupation in which he or she normally engages, provided that the Participant is unable to work comparable hours performing alternate work, if available, provided by the Employer Company in accordance with its employment policies applied on a non-discriminatory basis to employees similarly situated. After the first 24 months that a Participant is Totally Disabled, he or she will be considered to be unable to work only if he or she is unable to work at any gainful occupation for which the Participant is fitted by his or her education, training or experience, or for which he or she could reasonably become fitted.

                    Notwithstanding the foregoing, a Participant will not be
             considered Totally Disabled if, at any time after the first 24 months of Total Disability, it is determined by the Committee that the Participant's disability is not at that time caused by a physical impairment which can be demonstrated by clinical and laboratory diagnosis. A mental or





                                      -4-
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             nervous condition is not a physical impairment.

                    (b) Proof of Disability. The Committee shall have the discretion and authority to determine whether a Participant is or remains Totally Disabled. For this purpose, the Committee may require the Participant to submit to an examination by a physician of the Committee's choosing, and may request any and all medical records and other pertinent information. Following a determination of Total Disability, the Committee may periodically require the Participant to submit proof of continued Total Disability, and may determine that a Participant is no longer disabled if he or she fails to comply with this requirement.


             Section 4.7 Supplemental Disability Income Benefit for Certain Participants.

                    (a) In General. In the case of a Participant who is not among the class of individuals eligible for the Disability Benefit described in Section 4.5, he or she shall, in the event that his or her employment as an Employee is terminated by reason of his or her Total Disability (as described in subsection (d) below) after completion of ten (10) or more Years of Service but prior to his or her Early Retirement Date, receive a monthly Supplemental Disability Income Benefit as described in this Section 4.7. Notwithstanding the foregoing, no Supplemental Disability Income Benefit shall be paid to any Participant for any period of time during which the Participant is receiving benefits under any short-term or long-term disability plan or program (including, but not limited to, the Disability Benefit described at Section 4.5) sponsored by an Employer Company or to which the Employer Company contributes.

                    (b) Amount. The Supplemental Disability Income Benefit shall consist of a monthly benefit, payable for the period of time described in subsection (c) below, equal to the amount determined by multiplying $9.60 ($8.00 in the case of Total Disability commencing prior to January 1, 1978) by the number of





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             years of Benefit Service to a maximum of 25, completed by the
             Participant prior to becoming Totally Disabled.

                    (c) Duration. The Supplemental Disability Income Benefit shall be paid monthly to the disabled Participant, commencing on his or her Disability Date and ending as of the first to occur of the Participant's death, attainment of age 55 or the month in which his or her Period of Disability ends. Thereafter, the Participant may apply for and receive an Early or Normal Retirement Benefit, or Deferred Vested Benefit, the amount of which shall be calculated based on the Participant's Years of Benefit Service earned prior to becoming Totally Disabled, but shall not be reduced on account of the Supplemental Disability Income Benefit previously payable. Similarly, the surviving spouse of a Participant who dies while receiving the Supplemental Disability Income Benefit may receive the Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit in accordance with the terms of Section 5.5 commencing on what would have been the Participant's Early Retirement Date. In no event shall a Participant receive simultaneously a Supplemental Disability Income Benefit and an Early or Normal Retirement Benefit, or Deferred Vested Benefit.

                    (d) The terms "Disability Date," "Period of Disability" and "Total Disability" shall have the same meanings as described in subsections 4.5(c), 4.5(d) and Section 4.6, respectively, except that, for Participants who became disabled prior to January 1, 1993, "Total Disability" shall have the same meaning as the term "total and permanent disability" as defined by Section 4.6 prior to its amendment by Amendment No. 15 to this Plan.


             3.  Subsection 5.3(a) is amended as follows:

                    a. The first sentence of paragraph (1) is amended by deleting the words "Annuity Starting Date of a Participant's Normal or Early Retirement Benefit, or Deferred Vested Benefit,"





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and by substituting in lieu thereof the words "Annuity Starting Date of a
Participant's Normal or Early Retirement Benefit, Deferred Vested Benefit or Disability Benefit."

                    b.  A new paragraph (3) is added to read as follows:

                           (3) Notwithstanding the foregoing, see subsection 5.4(b) for special rules relating to the payment of Disability Benefits.

             4. Subsection 5.3(d) is amended by deleting the words "his or her vested Normal Retirement Benefit or Deferred Vested Benefit" and by substituting in lieu thereof the words "his or her vested Normal Retirement Benefit, Deferred Vested Benefit or Disability Benefit."

             5. Section 5.4 is amended in its entirety to read as follows:

             Section 5.4  Disability Benefit.

                           (a) Amount. The amount of the monthly benefit to which a Participant is entitled under Section 4.5 because of Total Disability shall be equal to one-twelfth of the Participant's Normal Retirement Benefit calculated in accordance with the applicable benefit formulas under paragraphs (1) or (2) of subsection 5.2(a) (whichever produces the larger amount), modified as follows:

                                  (1)  The Participant's years of Benefit
             Service (defined in subsection 1.1(l) hereof) shall be the greater of:

                                  (A)  the actual number of years of Benefit
             Service earned by the Participant as of his or her Disability Date; or





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


                                  (B)  the number of years of Benefit Service
             indicated in the following table:

          Age of Participant
          at Disability Date      Years of Benefit Service
          ------------------      ------------------------
             50 or younger                   15
                  51                         14
                  52                         13
                  53                         12
                  54                         11
                  55                         10
                  56                          9
                  57                          8
                  58                          7
                  59                          6
                  60 or older                 5


                             (2) There shall be no reduction in the amount of the Participant's Disability Benefit on account of its commencement prior to the Participant's Normal Retirement Date.

                    (b)  Form and Duration of Payments.

                             (1)  The Disability Benefit shall be paid in
             monthly installments, in the amount described in subsection 5.4(a), beginning as of the Participant's Disability Date. The last payment of the Participant's Disability Benefit shall be made as of the first day of the month in which the Participant's Period of Disability ends.

                                  (2)(A)  If the Participant's Period of
             Disability ends as the result of his or her attainment of his or her Normal Retirement Date, the Participant shall thereafter be able to receive a Normal Retirement Benefit, commencing no earlier than the first day of the month following the cessation of his or her Disability Benefit, in an amount determined under subsection 5.2(a) taking into account all Benefit Service which had, pursuant to subsection 5.4(a), been taken into account in determining the amount of his or her Disability Benefit.





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                                     (B)  If the Participant is married on the
             Annuity Starting Date of his or her Normal Retirement Benefit, such benefit shall be paid in the form of a Qualified Joint and Survivor (Husband and Wife) Benefit unless the Participant, at any time within the 90-day period ending on the Annuity Starting Date, makes an election, in the form prescribed in paragraph 5.3(b)(1), to waive such payment form in favor of an alternate payment form available under subsection 5.3(b).

                                     (C)  If the Participant is not married on
             the Annuity Starting Date of his or her Normal Retirement Benefit, such benefit shall be paid in the form of a single life annuity, unless he or she elects, at any time within the 90-day period ending on the Annuity Starting Date, to receive a reduced monthly benefit payable in the form of a single life annuity with a guarantee of 120 monthly payments, as described in paragraph 5.3(a)(2).

                                     (D)  If the Participant should die while
             Totally Disabled but prior to his or her Disability Date, or else should die during his or her Period of Disability but prior to the Annuity Starting Date of his or her Normal Retirement Benefit, his or her surviving spouse, if any, shall be eligible to receive the Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit in accordance with and commencing at the time described in Section 5.5; provided however, that the amount of such benefit shall be calculated based on all years of Benefit Service which had, pursuant to subsection 5.4(a), been taken into account in determining the amount of the Participant's Disability Benefit.

                                     (E)  The written explanation described in
             subsection 5.3(c) shall be provided to the Participant within 90 days prior to the Annuity Starting Date of the Participant's Normal Retirement Benefit.

                             (3)(A) If the Participant's Period of Disability should end prior to his or her Normal Retirement Date (other than by reason of death), the Participant may, in





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             accordance with the applicable terms of this Plan, thereafter apply for and receive an Early or Normal Retirement Benefit, or Deferred Vested Benefit, as the case may be, the amount of which shall be calculated based on the Participant's actual years of Benefit Service earned prior to becoming Totally Disabled, but shall not be reduced on account of the Disability Benefit previously payable.

                                  (B)  Similarly, in the event the Participant
             should die following the end of his or her Period of Disability (and the cessation of his or her Disability Benefit) but prior to the Annuity Starting Date of his or her Early or Normal Retirement Benefit or Deferred Vested Benefit, the Participant's surviving spouse, if any, shall be eligible to receive the Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit in accordance with and commencing at the time described in Section 5.5, the amount of which shall be calculated based on the Participant's actual years of Benefit Service earned prior to becoming Totally Disabled, but shall not be reduced on account of the Disability Benefit previously payable.

                                  (4)  In no event shall a Participant receive
             simultaneously a Disability Benefit and an Early or Normal Retirement Benefit, or Deferred Vested Benefit.


             6.  Section 5.12 is revised in its entirety to read as follows:

             Section 5.12  Withholding of Income Tax.

                    (a) Notification of Withholding of Federal Income Tax. All Participants and beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan's obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the times set forth in subsection (b) and contain the information set forth in subsection (c) of this Section.





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                    (b)  Time of Notice.  The notice described in subsection
             (a) shall be provided not earlier than six months before such payment is to be made and not later than the time the Participant or beneficiary is furnished with his or her claim for benefits application.

                    (c) Content of the Notice. The notice required by subsection (a) shall, at a minimum:

                           (1) with respect to any distribution which is an eligible rollover distribution within the meaning of Code Section 3405(c)(3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20 percent thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Committee to transfer such distribution as a direct rollover to an eligible retirement plan, within the meaning of Section 5.13 hereof, in accordance with such procedures as the Committee may prescribe (a "transfer direction"),

                           (2) with respect to any distribution which is not an eligible rollover distribution within the meaning of Code
             Section 3405(c)(3):

                                  (A)  advise the payee of his or her right to
             elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

                                  (B)  advise the payee of his or her right to
             revoke such an election at any time;

                                  (C)  advise the payee that any election
             remains effective until revoked;

                                  (D)  advise the payee that penalties may be
             incurred under the estimated tax payment rules if the payee's payments of estimated





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

             tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

                                  (E)  advise the payee that the election not
             to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

                    (d) Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, instruct the Trustee to withhold federal income tax in accordance or consistent with the instructions filed by the payee.

                    (e)  Failure to Make Election.

                           (1)  In the case of an eligible rollover
             distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall instruct the Trustee to withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasury or his delegate).

                           (2) In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall instruct the Trustee to withhold, in the case of a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.

                    (f) Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.


             7.  A new Section 5.13 is added to read as follows:

             Section 5.13  Direct Rollover.

                    (a)  With respect to any distribution described in this
             Article V which constitutes an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a "direct rollover"). For purposes of the foregoing sentence, an "eligible retirement plan" is (1) a qualified trust within the meaning of Code Section 402 which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code Section 403(a), which is specified by the distributee in such form and at such time as the Committee may prescribe.

                    (b) Notwithstanding the foregoing, if the distributee elects to have his or her eligible rollover distribution paid in part to him or her and paid in part as a direct rollover:

                           (A) The direct rollover must be in an amount of $500 or more.

                           (B) A direct rollover to two or more eligible retirement plans shall not be permitted.

                    (c) The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

             8.  Subsection 12.2(d) is amended as follows:

                    (a) The first sentence of the first paragraph is amended to read as follows:

             "Retired Participant" means, for purposes of this Article XII, an individual who (i) was a Participant who was actively employed by an Employer Company until his or her Early, Normal or Postponed Retirement Date, or until his or her termination of employment following 10 or more Years of Service by reason of Total Disability, (ii) in the case of a Participant who first became an employee on or after January 1, 1989, had at least 10 Years of Service with an Employer Company and at least one Year of Service as a Participant in this Plan, (iii) retired from employment with an Employer Company and was thereupon immediately eligible to receive an Early or Normal Retirement Benefit, or Disability Benefit, hereunder.


                    (b) The third sentence of the penultimate paragraph thereof is amended to read as follows:

             A Participant's retirement from employment with the Employer Company at or after his or her Early or Normal Retirement Date, or prior to such date by reason of Total Disability following 10 or more Years of Service, with the immediate right to receive a Retirement or Disability Benefit hereunder, or the death of a Participant following attainment of his or her Early Retirement Date while still employed by an Employer Company (with, in each case, the additional requirement that a

             Participant who first became an Employee on or after January 1, 1989 must have completed at least 10 Years of Service with an Employer Company, at least one of which was as a Participant in this Plan), are conditions to eligibility for Medical Benefits under this Article XII.


                    (c) The present text of subsection 12.2(d) (modified as hereinabove provided) is designated as paragraph (2), and a new paragraph (2) is added to read as follows:

             (2) A Participant who is a Retired Participant because of his or her termination of employment by reason of Total Disability shall cease to be a Retired Participant when his or her Period of Disability ends. In such event, and subject to Section 12.3 in the event the Participant's Period of Disability ends by reason of his or her death, Medical Benefits under this Article XII shall cease to be paid for claims incurred by the Participant, or his or her Covered Dependents, on or after the end of the month in which his or her Period of Disability ends.

             In WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors, has caused this Amendment No. 16 to be
executed this      day of               , 1993.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------
   Secretary                       Chairman





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